File No. 333-129445

As filed with the Securities and Exchange Commission on April 15, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NewAlliance Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

52-2407114
(I.R.S. Employer Identification Number)

195 Church Street, New Haven Connecticut 06510         (203) 787-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan
 (Full title of the plan)

The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street,
Wilmington, Delaware 19801  (302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer ☑	Accelerated filer ⁫
Non-accelerated filer ⁫	Smaller reporting company ⁫

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-129445, of NewAlliance Bancshares, Inc. (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on November 4, 2005. The Registration Statement registered 15,982,223 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for issuance pursuant to the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan (the “Plan”). This Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement and issuable under the Plan. The Company hereby removes from registration any and all unissued shares of Common Stock registered under the Registration Statement.

Item 8.	Exhibits.

24.1	Power of Attorney incorporated herein by reference to Exhibit 24.1 of Registrant's Registration Statement on Form S-8 filed on November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NewAlliance Bancshares, Inc.

By: /s/ Peyton R. Patterson	April 15, 2011
Peyton R. Patterson
Chairman of the Board, President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Peyton R. Patterson
Peyton R. Patterson	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	April 15, 2011

/s/ Glenn I. MacInnes
Glenn I. MacInnes	Executive Vice President and Chief Financial Officer (principal financial officer)	April 15, 2011

/s/ Mark F. Doyle
Mark F. Doyle	Senior Vice President and Chief Accounting Officer (principal accounting officer)	April 15, 2011

/s/ Roxanne J. Coady*
Roxanne J. Coady	Director	April 15, 2011

/s/ Sheila B. Flanagan*
Sheila B. Flanagan	Director	April 15, 2011

/s/ Robert J. Lyons, Jr.*
Robert J. Lyons, Jr.	Director	April 15, 2011

/s/ Eric A. Marziali*
Eric A. Marziali	Director	April 15, 2011

/s/ Julia M. McNamara*
Julia M. McNamara	Director	April 15, 2011

/s/ Gerald B. Rosenberg*
Gerald B. Rosenberg	Director	April 15, 2011

/s/ Joseph H. Rossi*
Joseph H. Rossi	Director	April 15, 2011

/s/ Nathaniel D. Woodson*
Nathaniel D. Woodson	Director	April 15, 2011

/s/ Joseph A. Zaccagnino*
Joseph A. Zaccagnino	Director	April 15, 2011
_____________________
Douglas K. Anderson	Director
_____________________
Carlton L. Highsmith	Director

*By:  Peyton R. Patterson, Attorney-in-Fact

/s/ Peyton R. Patterson
Peyton R. Patterson